Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2010 Stock Incentive Plan of Bassett Furniture Industries, Incorporated of our report dated February 3, 2011, with respect to the consolidated financial statements and schedule of Bassett Furniture Industries, Incorporated included in its Annual Report (Form 10-K) for the year ended November 27, 2010, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP

Greensboro, North Carolina
July 13, 2011